EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-126566, 333-84346, 33-65187, 33-65181 and 33-65185) of The Goodyear Tire & Rubber Company of our report dated June 8, 2011 relating to the financial statements of The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees, which appears in this Form 11-K.
BOBER, MARKEY, FEDOROVICH & COMPANY
Akron, Ohio
June 10, 2011